Exhibit 99.1

  SONUS NETWORKS REPORTS FOURTH QUARTER AND FISCAL YEAR 2005 FINANCIAL RESULTS

    CHELMSFORD, Mass., March 13 /PRNewswire-FirstCall/ -- Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider Voice over IP (VoIP) infrastructure solutions, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2005.

    Revenues for the fourth quarter of fiscal 2005 were $57.2 million compared with $45.1 million in the same period last year, an increase of 27%. Net income for the fourth quarter of fiscal 2005 was $5.0 million, or $0.02 per diluted share, compared with net income for the fourth quarter of fiscal 2004 of $6.3 million, or $0.02 per diluted share.

    Revenues for fiscal year 2005 were $194.6 million compared with $170.7 million for fiscal year 2004, an increase of 14%. Net income for fiscal year 2005 was $8.4 million, or $0.03 per diluted share, compared with net income for fiscal year 2004 of $24.5 million, or $0.10 per diluted share.

    "2005 was a strong year for Sonus, culminating with robust revenue, order and shipments growth in the fourth quarter," said Hassan Ahmed, chairman and CEO, Sonus Networks. "We are aggressively driving growth across all areas of the Company by broadening our market reach into new regions, introducing new innovative technology, expanding our footprint within our existing customers' networks and winning significant new deployments with operators in each of our global theaters." Ahmed continued, "Today's announcement that KDDI, a major carrier in Japan, is deploying a Sonus packet voice solution to replace its legacy infrastructure represents an important milestone for Sonus and the industry overall."

    In a press release issued earlier today, Sonus announced that it was selected by KDDI, a leading telecommunication service provider in Japan, for a multi-million dollar contract as the exclusive vendor for its convergence-enabled packet voice network (see related announcement "KDDI Selects Sonus Networks to Deploy Largest VoIP Network in Japan"). In the first phase of this project, KDDI is deploying a full suite of Sonus' industry-leading solutions, including the GSX9000(TM) Open Services Switch, the PSX(TM) Call Routing Server and the Sonus Insight(TM) Element Management System. The new packet voice network will deliver enhanced voice services to one of the most technologically advanced societies in the world and is planned to be the largest IP telephony network in Japan. By 2008, KDDI plans to have 100 percent of its long-distance traffic on its Sonus-based VoIP network.

    Fourth Quarter 2005 Summary

    In the fourth quarter of 2005, Sonus Networks continued to broaden its customer base and expand its presence throughout the Europe, Middle East and Africa region. To address and service the growing market opportunity throughout Europe, Sonus Networks announced the opening of a new operations center in Prague, Czech Republic. The establishment of an office in the Czech Republic is in direct response to increased demand for Sonus solutions throughout the region. In addition to Prague, the Company now has a regional sales and support presence throughout several countries in Western Europe, including the United Kingdom, France and Germany.

    Sonus announced that it was awarded a multi-million dollar contract for the worldwide expansion of T-Systems' business VoIP network. T-Systems is the business customer division of the Deutsche Telekom Group and one of Europe's leading providers of information and communications technology.

    The Company reported that in tandem with its recently announced partner, TNN Networks, Sonus is delivering a complete IMS (IP Multimedia Subsystem)-ready voice over broadband (VoBB) solution to 012 Golden Lines, a leading Israeli Internet Service Provider (ISP) and a provider of international voice services for enterprises and consumers.

    In Japan, Sonus continues to lead the service provider VoIP market. Synergy Research Group reported that in the third quarter of 2005, Sonus accounted for more than 61% of the total media gateway industry and more than 80% of the high density media gateway industry. Japan, which has been a key driver in global VoBB adoption, continues to be a strategic focus for Sonus.

    Globally, Sonus continued to build on its worldwide leadership position. Sonus was recognized as the market share leader of carrier-class VoIP equipment for the third quarter of 2005 by Infonetics Research and Synergy Research Group. By the end of the year, according to research conducted by iLocus, Sonus' industry-leading solutions were carrying in excess of 17 billion minutes of VoIP traffic per month, a 70 percent increase compared to December 2004.

    Sonus continued to drive market penetration for IP-based solutions in the fourth quarter with a new technology introduction, the Sonus-certified Consumer Voice over Broadband (c-VoBB) Solution, the first in a series of integrated IMS-ready solutions designed to enable the rapid deployment of next-generation services. The Sonus c-VoBB solution empowers network operators to enter the consumer VoIP market in a cost-efficient manner and supports a broad portfolio of IMS-ready applications.

    Sonus also announced the availability of the Sonus Voice Portal, an interactive voice response system for managing consumer voice profile data. The Sonus Voice Portal was the first application created with and managed by Sonus' IMX application platform, a web-based multimedia environment that enables wireline and wireless service providers to rapidly develop, integrate, launch, and manage enhanced telecommunication applications and services.

    To further promote consumer adoption of VoIP services, Sonus aligned with other industry leaders, including EarthLink, Google, Level 3, Pulver.com, Skype and USA Datanet, as founding members of the Internet Voice Campaign (IVC). Part of the VON Coalition, a non-profit, VoIP industry advocacy organization, the Internet Voice Campaign is designed to raise awareness and help educate consumers about the benefits of IP-based voice solutions.

    "In the year ahead, we aim to capitalize on our increased momentum to foster demand for our solutions both in markets where Sonus has a long-standing leadership position and in those that are just beginning to embrace the benefits of VoIP," said Ahmed. "Through the success of our customers and awareness campaigns like the IVC, consumers are beginning to recognize that VoIP has the power to change the way we communicate. It's an exciting time in the evolution of communications networks, and Sonus continues to lead the world's migration to IMS-based networks."

    About Sonus Networks

    Sonus Networks, Inc. is a leading provider of Voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

     This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Cautionary Statements" section of the Company's most recent quarterly report on Form 10-Q filed with the SEC, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

    Sonus is a registered trademark of Sonus Networks, Inc. Sonus GSX9000 Open Services Switch, PSX Call Routing Server, SGX Signaling Gateway, and the Sonus Insight Management System are trademarks of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

    For more information, please contact:

    Investor Relations:                              Media Relations:
    Jocelyn Philbrook                                Sarah McAuley
    978-614-8672                                     212-699-1836
    jphilbrook@sonusnet.com                          smcauley@sonusnet.com

                              SONUS NETWORKS, INC.
                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                             Three Months   Three Months    Three Months
                                                Ended           Ended          Ended
                                             December 31,   September 30,   December 31,
                                                 2005           2005            2004
                                             ------------   ------------   ------------
Revenues:
  Product                                    $     41,908   $      29,107   $     31,191
  Service                                          15,342          16,550         13,892
    Total revenues                                 57,250          45,657         45,083
Cost of revenues:
  Product                                          13,965          17,410          8,760
  Service                                           6,905           6,073          4,997
    Total cost of revenues                         20,870          23,483         13,757
Gross profit                                       36,380          22,174         31,326
Gross profit %:
  Product                                            66.7%           40.2%          71.9%
  Service                                            55.0%           63.3%          64.0%
    Total gross profit                               63.5%           48.6%          69.5%
Operating expenses:
  Research and development                         12,483          11,787          9,348
  Sales and marketing                              12,881          10,834          8,935
  General and administrative                        8,116           5,455          7,385
  Stock-based compensation                              5              11             65
  Amortization of purchased intangible
   assets                                               -               -            601

    Total operating expenses                       33,485          28,087         26,334

Income (loss) from operations                       2,895          (5,913)         4,992
Interest expense                                     (121)           (121)          (119)
Interest income                                     3,092           2,690          1,477

Income (loss) before income taxes                   5,866          (3,344)         6,350
Provision (benefit) for income taxes                  844            (640)            89
Net income (loss)                            $      5,022   $      (2,704)  $      6,261
Net income (loss) per share:
  Basic                                      $       0.02   $       (0.01)  $       0.03
  Diluted                                    $       0.02   $       (0.01)  $       0.02
Weighted average shares outstanding:
  Basic                                           249,390         248,801        247,134
  Diluted                                         252,356         248,801        256,443

                              SONUS NETWORKS, INC.
                 Condensed Consolidated Statements of Operations
                      (In thousands, except per share data)

                                                  Year Ended      Year Ended
                                                 December 31,    December 31,
                                                     2005            2004
                                                -------------   -------------
Revenues:
  Product                                       $     134,812   $     124,087
  Service                                              59,798          46,651
    Total revenues                                    194,610         170,738
Cost of revenues:
  Product                                              53,622          32,911
  Service                                              23,898          17,656
    Total cost of revenues                             77,520          50,567
Gross profit                                          117,090         120,171
Gross profit %:
  Product                                                60.2%           73.5%
  Service                                                60.0%           62.2%
    Total gross profit                                   60.2%           70.4%
Operating expenses:
  Research and development                             46,385          36,174
  Sales and marketing                                  44,246          34,969
  General and administrative                           26,848          24,595
  Stock-based compensation                                 20             671
  Amortization of purchased intangible
   assets                                                   -           2,402

    Total operating expenses                          117,499          98,811

(Loss) income from operations                            (409)         21,360
Interest expense                                         (491)           (479)
Interest income                                         9,879           4,283

Income before income taxes                              8,979          25,164
Provision for income taxes                                611             687
Net income                                      $       8,368   $      24,477
Net income per share:
  Basic                                         $        0.03   $        0.10
  Diluted                                       $        0.03   $        0.10
Weighted average shares outstanding:
  Basic                                               248,584         245,830
  Diluted                                             253,024         253,816

                              SONUS NETWORKS, INC.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                December 31,      December 31,
                                                    2005              2004
                                                -------------   -------------
               Assets
Current assets:
     Cash and cash equivalents                  $     155,679   $     121,931
     Marketable debt securities                       140,569         170,145
     Accounts receivable, net                          72,321          32,486
     Inventory, net                                    37,831          28,346
     Other current assets                              15,833          10,891
     Deferred income taxes                                519               -
         Total current assets                         422,752         363,799
Property and equipment, net                            15,181           8,217
Long-term investments                                  17,993          21,029
Deposits                                                  631             783

                                                $     456,557   $     393,828

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                           $      20,408   $       8,654
     Accrued expenses                                  23,204          18,240
     Accrued restructuring expenses                       195             186
     Current portion of deferred
      revenue                                          88,199          65,105
     Convertible subordinated note                     10,000               -
     Current portion of long-term
      liabilities                                          48              30
          Total current liabilities                   142,054          92,215
Long-term deferred revenue, less
 current portion                                       33,853          25,960
Long-term liabilities, less current
 portion                                                  485             613
Convertible subordinated note                               -          10,000
          Total liabilities                           176,392         128,788
Commitments and contingencies                               -               -
Stockholders' equity:
     Common stock                                         252             250
     Additional paid-in capital                     1,055,941       1,049,142
     Accumulated deficit                             (775,717)       (784,085)
     Accumulated other comprehensive
      loss                                                (44)              -
     Treasury stock                                      (267)           (267)
          Total stockholders' equity                  280,165         265,040

                                                $     456,557   $     393,828

                              SONUS NETWORKS, INC.
                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)

                                                  Year Ended      Year Ended
                                                    Ended           Ended
                                                 December 31,    December 31,
                                                     2005            2004
                                                -------------   -------------
Cash flows from operating activities:
  Net income                                    $       8,368   $      24,477
Adjustments to reconcile net income
 to cash flows from
operating activities:
  Depreciation and amortization of
   property and equipment                               7,976           5,796
  Tax benefit from stock options
   exercised                                                -              67
  Stock-based compensation                                 20             671
  Amortization of purchased intangible
   assets                                                   -           2,402
  Loss of disposal of property and
   equipment                                              142               -
  Deferred income taxes                                  (519)              -
Changes in current assets and liabilities:
  Accounts receivable                                 (40,019)         (8,732)
  Inventory                                           (11,321)        (14,607)
  Other current assets                                 (4,342)         (3,956)
  Accounts payable                                     11,955           5,406
  Accrued expenses and accrued
   restructuring expenses                               3,895          (4,490)
  Deferred revenue                                     33,067           4,065
Cash flows provided by operating
 activities                                             9,222          11,099

Cash flows from investing activities:
Purchases of property and equipment                   (14,229)         (9,004)
Maturities (purchases) of marketable
 debt securities, net                                  32,612         (19,497)
Increase in restricted cash                              (591)              -
Other assets                                              656             410
Cash flows provided by (used in)
 investing activities                                  18,448         (28,091)

Cash flows from financing activities:
Sales of common stock in connection
 with employee stock purchase plan                      4,517           1,721
Proceeds from exercise of stock
 options                                                2,264           3,669
Payments of long-term liabilities                         (87)           (182)
Cash flows provided by financing
 activities                                             6,694           5,208

Effect of exchange rate changes on
 cash and cash equivalents                               (616)              -

Net increase (decrease) in cash and
 cash equivalents                                      33,748         (11,784)
Cash and cash equivalents, beginning
 of year                                              121,931         133,715
Cash and cash equivalents, end of
 year                                           $     155,679   $     121,931

SOURCE  Sonus Networks, Inc.
    -0-                             03/13/2006
    /CONTACT: Investor Relations: Jocelyn Philbrook, +1-978-614-8672, jphilbrook@sonusnet.com, or Media Relations: Sarah McAuley, +1-212-699-1836, smcauley@sonusnet.com /
    /First Call Analyst: /
    /FCMN Contact: /
    /Website:  http://www.sonusnet.com /
    (SONS)